SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                  E-LOAN, INC.
                      -------------------------------------
                (Name of Registrant as Specified in Its Charter)


            ---------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    paid  previously.  Identify the previous filing by  registration  statement
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

                                  E-LOAN, INC.
                           5875 ARNOLD ROAD, SUITE 100
                            DUBLIN, CALIFORNIA 94568

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 2002

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of E-LOAN, Inc., a Delaware corporation, (the "Company"), will be held on May 14, 2002, at 10:00 a.m., local time, at the Marriott Hotel, located at 2600 Bishop Drive, San Ramon, California 94583 for the following purposes:

     1. To elect two (2) Class III directors to hold office for a term ending in 2005 and until their successors are elected.

     2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

     3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 15, 2002 are entitled to notice of and to vote at the meeting and at any continuation or adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.



                                       FOR THE BOARD OF DIRECTORS


                                       Matthew Roberts
                                       SECRETARY
Dublin, California
April 12, 2002

                                  E-LOAN, INC.
                           5875 ARNOLD ROAD, SUITE 100
                            DUBLIN, CALIFORNIA 94568
                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of E-LOAN, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 14, 2002, at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Marriott Hotel, located at 2600 Bishop Drive, San Ramon, California 94583.

     The Company intends to mail these proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended December 31, 2001, including financial statements, on or about April 12, 2002.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on March 15, 2002, are entitled to notice of and to vote at the meeting. At the record date, 54,041,623 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding. No shares of the Company's Preferred Stock are outstanding.

REVOCABILITY OF PROXIES

     Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted by delivering to the Secretary of the Company at the Company's principal executive address a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each holder of record of Common Stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. The Inspector of Election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. All properly executed proxies that are not revoked will be voted at the meeting in accordance with the instructions contained therein. Proxies containing no instructions regarding the proposals specified in the form of proxy will be voted for approval of all proposals in accordance with the recommendation of the Company's Board of Directors.

     The Company will bear the cost of soliciting proxies. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2003 Annual Meeting must be received by the Company no later than December 31, 2002, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders wishing to present a proposal in person at the Company's 2003 Annual Meeting must give the Company written notice of their proposal no later than February 16, 2003.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes: Class I, whose term will expire at the annual meeting of stockholders to be held in 2003, Class II, whose term will expire at the annual meeting of stockholders to be held in 2004, and Class III, whose term will expire at the annual meeting of stockholders to be held in 2002. At each annual meeting of stockholders, one class is elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified.

NOMINEES

     Two Class III directors are to be elected to the Board at the Annual Meeting, each to serve until the annual meeting of stockholders to be held in 2005 and until his successor has been elected and qualified, or until his earlier death, resignation or removal. Both nominees are currently directors of the Company.

     Shares represented by signed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law. If any nominee unexpectedly is unavailable for election, these shares will be voted for the election of a substitute nominee proposed by management. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them as will ensure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. In any event, the proxy holders cannot vote for more than two duly nominated persons. If a quorum is present and voting the two nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes are not counted in the election of directors.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    VOTING "FOR" THE NOMINEES SET FORTH BELOW

     The following table sets forth certain information regarding the Company's directors and nominees.

Name                       Age     Position with the Company                         Director Since
----                       ---     -------------------------                         --------------
Class III Nominees to be Elected at the Annual Meeting
------------------------------------------------------
Christian A. Larsen        41      Chief Executive Officer and Chairman of the Board      1996
Daniel O. Leemon           48      Director                                               2000

Class I Directors Whose Terms Expire at the 2003 Annual Meeting
---------------------------------------------------------------
Wade Randlett              37      Director                                                1997
Claus H. Lund              51      Director                                                2002

Class II Directors Whose Terms Expire at the 2004 Annual Meeting
----------------------------------------------------------------
Joseph J. Kennedy          42      President, Chief Operating Officer and Director         2001
Robert C. Kagle            46      Director                                                1998

     Each of the nominees, directors and named current executive officers of the Company has been engaged in the principal occupations set forth below during the past five (5) years.

     HAROLD "PETE" BONNIKSON. Mr. Bonnikson has served as the Senior Vice President of Mortgage Operations of the Company since January 1999. Prior to joining the Company, Mr. Bonnikson was with North American Mortgage and its predecessor companies since 1981. Mr. Bonnikson was the Executive Vice President of North American Mortgage from 1993 to 1999. Mr. Bonnikson holds a B.S. degree from California State University at Sacramento. Mr. Bonnikson is 47 years of age.

     ETIENNE HANDMAN. Mr. Handman has served as the Company's Chief Technology Officer since November 2000. Prior to joining the Company, Mr. Handman served as Vice President of Technology of Oberthur Card Systems from September 1999 to November 2000 and Vice President of Operations for De La Rue from May 1983 to September 1999. Mr. Handman completed Stanford University's Executive Program and holds a B.A. degree in Mathematics and Computer Science from McGill University in Montreal, Quebec, Canada. Mr. Handman is 41 years of age.

     STEPHEN HERZ. Mr. Herz has served as Senior Vice President of Consumer Loans since December 2000. From September 2000 to December 2000, Mr. Herz served as the Company's head of Consumer Lending. Prior to joining the Company, Mr. Herz was Chief Operating Officer of Paymap from August 1999 to August 2000. From August 1995 to August 1999, Mr. Herz served as Senior Vice President, Electronic Commerce of Visa International's Emerging Technology Division. From 1977 to 1995, Mr. Herz served in a variety of roles at Chase Manhattan Bank, the most recent as Senior Vice President, Upstate Market Segment Manager. Mr. Herz holds an M.B.A. degree from the University of Rochester and a B.A. degree in Economics from the University of Pittsburgh. Mr. Herz is 51 years of age.

     ROBERT C. KAGLE. Mr. Kagle has served as a Director of the Company since January 1998. Mr. Kagle has been a member of Benchmark Capital Management Co., L.L.C., since its founding in May 1995 and a General Partner of Technology Venture Investors since January 1984. Mr. Kagle is also a director of eBay Inc., a leading online trading community and a director of Ariba, a leading provider of Enterprise Spend Management. Mr. Kagle holds a B.S. degree from the General Motors Institute (renamed Kettering University in January 1998) and an M.B.A. degree from Stanford University.

     JOSEPH J. KENNEDY. Mr. Kennedy has served as President and Chief Operating Officer of the Company since October 1999. From February 1999 to October 1999, Mr. Kennedy served as Senior Vice President of Marketing and Business Development of the Company. Prior to joining the Company, Mr. Kennedy was the Vice President of Sales, Service and Marketing of Saturn Corporation from October 1995 to February 1999. From December 1993 to September 1995, Mr. Kennedy was the General Director of Marketing and Product Planning for the Cadillac Motor Car Division of General Motors Corporation. From September 1992 to December 1993, Mr. Kennedy was the Director of Product Portfolio Planning for the North American Operations of General Motors Corporation. Mr. Kennedy holds an M.B.A. degree from Harvard Business School and a B.S. degree from Princeton University.

     CHRISTIAN A. LARSEN. Mr. Larsen co-founded the Company in August 1996, has served as its Chief Executive Officer since June 1998 and was named Chairman of the Board in March 2001. From August 1996 to June 1998, Mr. Larsen served as the Company's President. Mr. Larsen has been a director of the Company since its incorporation in August 1996. From October 1992 to August 1996, Mr. Larsen was the President of Palo Alto Funding Group, the mortgage brokerage he co-founded in 1992 and the Company's predecessor company. Mr. Larsen holds an M.B.A. degree from Stanford University and a B.S. degree from San Francisco State University.

     DANIEL O. LEEMON. Mr. Leemon has served as a Director of the Company since July 2000. Mr. Leemon has been Executive Vice President and Chief Strategy Officer for The Charles Schwab Corporation since September 1995. Mr. Leemon is also a member of the Board of Directors of LiveCapital.com. Mr. Leemon came to Schwab in September 1995 from twelve years with The Boston Consulting Group in San Francisco, where he was Vice President and a lead member of the firm's financial services and consumer goods/retailing practices. He is also an author of several publications and a frequent speaker at financial services and consumer goods conferences. In addition to The Boston Consulting Group, Mr. Leemon held senior management positions with several consumer goods and retail start-ups, and earlier, he held corporate strategy and marketing positions at Castle & Cooke, Inc. and TRW. Mr. Leemon received an M.B.A. degree from Stanford University and a B.S. degree from the Massachusetts Institute of Technology. Mr. Leemon was nominated as a director of the Company pursuant to a Marketing Agreement between the Company and Schwab dated April 25, 2000, which requires the Company to nominate a designated representative of Schwab.

     CLAUS H. LUND. Mr. Lund has served as a director of the Company since March 13, 2002. Mr. Lund served as Senior Vice President, Global Business Process Outsourcing for Providian Financial from March 2001 until June 2001. Prior to that Mr. Lund was Chief Administrative Officer of Providian from February 2000 until March 2001 and Senior Vice President, First Mortgage Originations for Providian from May 1999 until February 2000. He served as Executive Vice President, Mortgage Asset Management for Bank of America, NT&SA from September 1992 until November 1998. Mr. Lund holds an M.B.A. degree from the University of California, Los Angeles and an M.A. degree from Stanford University.

     STEVEN M. MAJERUS. Mr. Majerus has served as the Senior Vice President of Capital Markets of the Company since January 1999. From April 1998 to January 1999, Mr. Majerus served as the Director of Mortgage Banking of the Company. Prior to joining the Company, Mr. Majerus was the Director of Mortgage Lending of CMG Mortgage from January 1996 to March 1998. From February 1993 to November 1995, Mr. Majerus was the President of Trans Capital Mortgage, a company which he co-founded. Mr. Majerus attended the University of Southern California and UCLA extension/night school from 1983-1985; Los Angeles Valley College from 1982-83; and California Lutheran University from 1980-1981. Mr. Majerus is 39 years of age.

     ROBERT PURCELL. Mr. Purcell has served as Senior Vice President of Marketing since August 2000. Prior to joining the Company, Mr. Purcell was an independent online marketing and business consultant from 1996 to 1999 as well as Vice President of Marketing at Medcom.com and Vice President of Marketing at healthshop.com. Mr. Purcell's clients included The American Medical Association, Priceline.com, Carclub.com and Sports Universe.com. From 1994 to 1996, he was Marketing Vice President of Noah's New York Bagels. From 1986 to 1994, he held a variety of marketing positions at Dunkin' Donuts, including Vice President of Marketing. Mr. Purcell holds an M.B.A. degree from the University of Virginia's Darden School of Business and a B.A. degree from Trinity College. Mr. Purcell is 48 years of age.

     WADE RANDLETT. Mr. Randlett has served as Vice President, Strategic Sales of Sigma Storage since January 2001. Mr. Randlett co-founded Red Gorilla in September 1999 and served as Vice President of Business Development. Mr. Randlett has served as a director of the Company since June 1997. Mr. Randlett has been the Political Director of TechNet since February 1997. From November 1992 until February 1997, Mr. Randlett was self-employed as a Policy Consultant. Mr. Randlett holds a B.S. degree from Princeton University.

     MATTHEW ROBERTS. Mr. Roberts has served as Chief Financial Officer of the Company since December 2000. From January 1999 to November 2000, Mr. Roberts served as the Company's Vice President of Finance. Prior to joining the Company, Mr. Roberts served as Corporate Controller of NetDynamics from April 1997 to January 1999 (acquired by Sun Microsystems). From March 1994 to April 1997, Mr. Roberts held senior financial and operational management positions at Berkeley Systems. Mr. Roberts is a certified public accountant and holds a B.S. degree in Accounting from Santa Clara University. Mr. Roberts is 33 years of age.

BOARD MEETINGS AND COMMITTEES

     During 2001, the Board of Directors of the Company held a total of eight meetings and no director attended fewer than 75% of the meetings of the Board of Directors or its committees upon which such director served. Currently, the Board of Directors has a standing Audit Committee and a standing Compensation Committee. There is no nominating committee or any committee performing similar functions.

     The Audit Committee's function is to recommend the engagement of the Company's independent auditor, review and approve services performed by such auditors, and review and evaluate the Company's internal auditing procedures. The Audit Committee operates under a written charter adopted by the Board. The members are Messrs. Kagle, Lund (since March 13, 2002) and Randlett. Mr. Ehrenpreis retired as a member of the Audit Committee on October 15, 2001. Mr. Leemon served as a member of the Audit Committee from October 19, 2001 to March 13, 2002. The Report of the Audit Committee for the fiscal year 2001 appears on page 6. The Audit Committee met five times during the last fiscal year.

     The Compensation Committee of the Board of Directors reviews and recommends to the Board the compensation and benefits of all executive officers of the Company, administers the Company's stock option plan, establishes and reviews general policies relating to the compensation and benefits of the Company's employees and performs such other functions regarding compensation as the Board may delegate. No interlocking relationships exist between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past. The Compensation Committee, which currently consists of Messrs. Leemon and Kagle, met two times during the last fiscal year.

COMPENSATION OF DIRECTORS

     EMPLOYEE DIRECTOR COMPENSATION. Directors who are also employees of the Company receive no fees for services provided in that capacity, but are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees. See "EXECUTIVE COMPENSATION."

     NON-EMPLOYEE DIRECTOR COMPENSATION. Directors who are not employees of the Company are also reimbursed for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and its committees. In connection with their services to the Company, non-employee directors are also entitled to participate in the Company's 1997 Stock Plan.

     Initial options granted under this plan have terms of ten years and typically the shares underlying the option vest over four years at the rate of 25% on the one-year anniversary date, with the remaining shares vesting monthly in equal increments over the remaining three years. The exercise price of each option granted typically equals 100% of the fair market value of the Common Stock, based on the closing price of the Common Stock as reported on the NASDAQ National Market on the date of grant.

     On September 7, 2001, Mr. Randlett, a non-employee director, received a fully vested, non-qualified, stock option grant, pursuant to which Mr. Randlett is entitled to purchase up to 25,000 shares of the Company's common stock at a price of $0.99 per share.

     On March 13, 2002, Mr. Lund, a non-employee director, received a non-qualified stock option grant, which vests 1/48th monthly over four years, pursuant to which Mr. Lund is entitled to purchase up to 50,000 shares of the Company's common stock at a price of $1.28 per share.

                                   PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 2002. PricewaterhouseCoopers LLP has audited the Company's financial statements since fiscal 1999, including those required for its initial public offering in June 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

     The affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy on this proposal is required to ratify the appointment of the independent auditors.

AUDIT FEES

     The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for its audit of the Company's annual financial statements for the fiscal year ending December 31, 2001, and its review of the financial statements included in the Company's Forms 10-Q for that fiscal year, were $146,315.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP billed no fees to the Company for financial information systems design and implementation services during the most recent fiscal year.

ALL OTHER FEES

     The aggregate fees billed to the Company for all other services rendered by PricewaterhouseCoopers LLP for the most recent fiscal year were $179,145. These fees related primarily to privacy attestation and tax compliance.

AUDIT COMMITTEE REPORT

     THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT AS TO INFORMATION CONCERNING THE AUDITORS' ALLOCATION OF TIME AND FEES AND CONSIDERATION OF THEIR IMPACT (IF ANY) ON INDEPENDENCE AND TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.

To the Board of Directors
  of E-LOAN, Inc.:                                                March 28, 2002

     Our Committee has reviewed and discussed with management of the Company and PricewaterhouseCoopers LLP, the independent auditing firm of the Company, the audited financial statements of the Company as of December 31, 2001 (the "Audited Financial Statements"). In addition, we have discussed with PricewaterhouseCoopers LLP the matters required by Codification of Statements on Auditing Standards No. 61.

     The Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

     Management is responsible for the Company's internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee consists of three members, Messrs. Kagle, Lund (since March 13, 2002) and Randlett. In 2001, the Committee met five times. Mr. Ehrenpreis retired as a member of the Audit Committee on October 15, 2001. Mr. Leemon served as a member of the Audit Committee from October 19, 2001 to March 13, 2002. The Audit Committee has adopted a charter, which charter was attached as Appendix A to the Company's 2001 proxy statement. Our securities are quoted on the Nasdaq National Market and are governed by its listing standards. All members of the Audit Committee, with the exception of Mr. Kagle, meet the independence standards under Rule 4200(a)(14) of the Marketplace Rules contained in the National Association of Securities Dealers Manual. Mr. Kagle is a member of Benchmark Capital Management Co., L.L.C, a greater than 15% beneficial owner of the Company's common stock. However, in accordance with Rule 4350, the Board of Directors determined that the appointment of Mr. Kagle to the Audit Committee was in the best interests of the Company and the shareholders based on his financial background and expertise.

     The Audit Committee of the Board of Directors has considered the effect that provision of the services described under "All Other Fees" may have on the independence of PricewaterhouseCoopers LLP. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of PricewaterhouseCoopers LLP as the Company's principal auditors.

     Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

MEMBERS OF THE AUDIT COMMITTEE

     Robert C. Kagle
     Wade Randlett

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE
          RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
              AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL
                         YEAR ENDING DECEMBER 31, 2002.

                  SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND
                            CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 15, 2002, by (i) each beneficial owner of more than 5% of the Company's Common Stock, (ii) the Company's Chief Executive Officer and each of the four other most highly compensated executive officers during the year ended December 31, 2001, (collectively, the "Named Executive Officers"), (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                                       Shares Beneficially Owned (1)
                                                                       -----------------------------
Beneficial Owner                                                       Number                Percent
----------------                                                       ------                -------
Entities affiliated with The Charles Schwab Corporation (2)            15,272,647               22.92%
     Daniel O. Leemon
Entities affiliated with Benchmark Capital Partners (3)                 8,198,859               15.17%
     Robert C. Kagle
Entities affiliated with Technology Partners (4)                        4,467,610                8.27%
     Ira M. Ehrenpreis
Christian A. Larsen (5)                                                 3,834,652                7.08%
Joseph J. Kennedy (6)                                                     901,688                1.64%
Harold "Pete" Bonnikson (7)                                               812,484                1.48%
Matthew Roberts (8)                                                       280,700                    *
Stephen Herz (9)                                                          161,249                    *
Wade Randlett (10)                                                         48,312                    *
Claus H. Lund (11)                                                          2,083                    *
All directors and executive officers as a group                        34,649,877               49.92%
(13 persons)
* Represents less than one percent of the outstanding Common Stock.

----------
(1)  Security  ownership   information  for  beneficial  owners  is  taken  from
     statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), 13(g) and 16(a) and information made known to the company. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible notes that are currently exercisable or convertible, or exercisable or convertible within 60 days of March 15, 2002 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options or warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 54,041,623 shares of Common Stock outstanding as of March 15, 2002.
(2)  Consists  of  2,666,666  shares  held  of  record  by  The  Charles  Schwab
     Corporation, 4,716,981 shares issuable upon conversion of a $5,000,000 conversion note with a conversion price of $1.06 per share in favor of Charles Schwab & Co., Inc., 6,500,000 shares issuable upon exercise of a warrant at an exercise price of $3.75 per share granted to Charles Schwab & Co., Inc. and 1,389,000 shares issuable upon exercise of a warrant at an exercise price of $5.00 per share granted to Charles Schwab & Co., Inc. Mr. Leemon, a director of the Company, is Executive Vice President and Chief Strategy Officer for The Charles Schwab Corporation and disclaims beneficial ownership of the shares held by The Charles Schwab Corporation and Charles Schwab & Co., Inc. The address for Mr. Leemon is The Charles Schwab Corporation, 101 Montgomery Street, San Francisco, CA 94104.
(3) Consists of 20,067 shares held directly by Mr. Kagle and 5,535,580 shares held of record by Benchmark Capital Partners II, L.P. (BCP II), 892,212 shares held of record by Benchmark Founders' Fund II, L.P. (BFF II), 473,234 shares held of record by Benchmark Founders' Fund II-A, L.P. (BFF II-A), 126,598 shares held of record by Benchmark Members Fund II, L. P., (BMF II), 806,195 shares held of record by Benchmark Capital Partners IV, L.P. (BCP IV), 294,931 shares held of record by Benchmark Founders' Fund IV, L.P. (BFF IV), 41,066 shares held of record by Benchmark Founders' Fund IV-A, L.P. (BFF IV-A), and 8,976 shares held of record by Benchmark Founders' Fund IV-B, L.P. (BFF IV-B). Mr. Kagle, a Director of the Company, is a member of Benchmark Capital Management Co., LLC, the general partner of BCP II, BFF II, BFF II-A and BMF II, and disclaims beneficial ownership of the shares held by BCP II, BFF II, BFF II-A and BMF II, except to the extent of his proportionate partnership interest therein. Mr. Kagle is also a member of Benchmark Capital Management Co. IV, LLC, the general partner of BCP IV, BFF IV, BFF IV-A and BFF IV-B, and disclaims beneficial ownership of the shares held by BCP IV, BFF, IV, BFF IV-A and BFF IV-B, except to the extent of his proportionate partnership interest therein. The address for Robert Kagle is Benchmark Capital Management Co. II, L.L.C., 2480 Sand Hill Road, Suite 200, Menlo Park, CA 94025.
(4) Consists of 3,541,973 shares held of record by Technology Partners Fund VI, L.P. and 925,637 shares held of record by Technology Partners Fund V, L.P. Mr. Ehrenpreis, a former director of the Company, is a general partner of TPW Management V, managing member of TP Management VI, L.L.C., the general partner of Technology Partners Fund

     VI, L.P., the general partner of Technology Partners Fund VII, L.P. and disclaims beneficial ownership of the shares held by Technology Partners Fund VII, L.P., Technology Partners Fund VI, L.P. and Technology Partners Fund V, L.P. except to the extent of his proportionate partnership interest therein. The address for Mr. Ehrenpreis is Technology Partners, 550 University Avenue, Palo Alto, CA 94301. Mr. Ehrenpreis served as a director of the Company through January 19, 2002.
(5) Includes 3,572,153 shares owned directly, 150,000 shares held of record by the Larsen Trust and 112,499 shares issuable upon the exercise of stock options. Also includes 315,459 and 378,549 shares that are pledged to Yahoo, Inc. and Sequoia Capital, respectively, to secure $2,142,857 in full recourse loans made to Mr. Larsen pursuant to separate Loan and Pledge Agreements between Mr. Larsen and these entities. The address for Mr. Larsen is E-LOAN, Inc., 5875 Arnold Road, Suite 100, Dublin, CA 94568.
(6) Consists of 1,000 shares held in trust under the Joseph J. Kennedy Irrevocable Trust and 16,711 held in trust under the Kennedy Family Trust for the benefit of Mr. Kennedy, and 883,977 shares issuable upon the exercise of stock options The address for Mr. Kennedy is E-LOAN, Inc. 5875 Arnold Road, Suite 100, Dublin, CA 94568.
(7) Includes 122,561 shares held directly, 685,823 shares issuable upon the exercise of stock options, and 4,100 shares held in the name of Mr.
     Bonnikson's spouse and children to which Mr. Bonnikson disclaims any beneficial ownership. The address for Mr. Bonnikson is E-LOAN, Inc. 5875 Arnold Road, Suite 100, Dublin, CA 94568.
(8) Includes 2,048 shares owned directly by Mr. Roberts and 278,652 shares issuable upon the exercise of stock options. The address for Mr. Roberts is E-LOAN, Inc. 5875 Arnold Road, Suite 100, Dublin, CA 94568.
(9) Includes 161,249 shares issuable upon the exercise of stock options. The address for Mr. Herz is E-LOAN, Inc. 5875 Arnold Road, Suite 100, Dublin, CA 94568.
(10) Includes 9,250 shares owned directly by Mr. Randlett and 39,062 shares issuable upon the exercise of stock options. The address for Mr. Randlett is E-LOAN, Inc. 5875 Arnold Road, Suite 100, Dublin, CA 94568.
(11) Includes 2,083 shares issuable upon the exercise of stock options. The address for Mr. Lund is E-LOAN, Inc. 5875 Arnold Road, Suite 100, Dublin, CA 94568.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table shows certain compensation information for each of the Named Executive Officers. Compensation data is shown for the years ended December 31, 1999, 2000 and 2001. This information includes the dollar value of base salaries, bonus awards, the number of stock options granted, and certain compensation, if any, whether paid or deferred.

                                                                                 LONG-TERM
                                                ANNUAL COMPENSATION         COMPENSATION AWARDS
                                                -------------------         -------------------
                                                                                        NUMBER
                                                                        RESTRICTED     OF SHARES
                                                                           STOCK      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR      SALARY        BONUS        AWARDS        OPTIONS       COMPENSATION
---------------------------          ----      ------        -----        ------        -------       ------------
Christian A. Larsen                  2001    $128,414           $793          --         450,000               --
     Chief Executive Officer and     2000     $90,823             --          --              --               --
     Chairman of the Board           1999    $125,000             --                          --               --

Joseph J. Kennedy (1)                2001    $207,500        $50,793          --         500,000               --
     President, Chief Operating      2000    $200,000             --          --         150,000               --
     Officer and Director            1999    $160,000             --          --         747,519          $99,297

Matthew Roberts                      2001    $175,000        $25,793          --         150,000               --
     Chief Financial Officer and     2000    $156,831             --          --         250,000               --
     Secretary                       1999    $128,769             --          --         185,000               --

Harold "Pete" Bonnikson              2001    $156,250        $36,418          --          30,000               --
     Senior Vice President of        2000    $150,000             --          --          75,000               --
     Operations                      1999    $144,808             --          --         654,261               --

Stephen Herz                         2001    $175,000        $15,793          --          30,000               --
     Senior Vice President,          2000     $73,590             --          --         350,000               --
     Consumer Loans

----------
(1) Under the terms of Mr. Kennedy's employment agreement, if Mr. Kennedy's employment is terminated by the Company or a successor company to the Company, he receives a termination payment, certain accelerated vesting rights for his options, and payments related to the taxation incurred in connection with the termination payment and acceleration.

EMPLOYMENT AGREEMENTS

     Under the terms of the Company's offer of employment to Mr. Kennedy, if Mr. Kennedy's employment is terminated by the Company or a successor company to the Company within six months prior to or 12 months following a change of control, the Company has agreed to pay Mr. Kennedy three years of salary, accelerate vesting of all shares under Mr. Kennedy's option and pay a gross-up for any taxation Mr. Kennedy incurs in connection with such payment and acceleration above standard individual taxes for ordinary income. Alternatively, if Mr. Kennedy's employment is terminated by the Company at any time, the Company has agreed to give Mr. Kennedy three months notice of termination, pay Mr. Kennedy 12 months of salary and accelerate vesting of that number of shares under Mr. Kennedy's option that would have been exercisable on the date 12 months following the date of termination. The Company is not required to perform any of these obligations if Mr. Kennedy's termination from the Company is due to a criminal act or gross violation of the Company policy.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended December 31, 2001. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                        OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

                                                                                                POTENTIAL REALIZABLE VALUE
                                   NUMBER OF      % OF TOTAL                                    AT ASSUMED ANNUAL RATES OF
                                    SHARES          OPTIONS                                      STOCK PRICE APPRECIATION
                                  UNDERLYING      GRANTED TO       EXERCISE                         FOR OPTION TERM (3)
                                    OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION          -------------------
NAME                              GRANTED (1)   FISCAL YEAR (2)   PER SHARE        DATE              5%            10%
----                              -----------   ---------------   ---------        ----              --            ---
Christian A. Larsen (4)                450,000           12.46%         $1.26        5-2-11          $356,583      $903,652

Joseph J. Kennedy (5)                  150,000                          $1.26        5-2-11          $118,861      $301,217
                                       150,000                          $1.31       10-8-11          $123,578      $313,170
                                       200,000           13.84%         $1.77      12-14-11          $222,629      $564,185

Matthew Roberts (6)                     50,000                          $1.26        5-2-11           $39,620      $100,406
                                       100,000            4.15%         $1.77      12-14-11          $111,314      $282,092

Harold "Pete" Bonnikson (7)             30,000            0.83%         $2.75       1-22-11           $51,884      $131,484

Stephen Herz (8)                        30,000            0.83%         $0.97       3-23-11           $18,278       $46,321

----------
(1) All options were granted under the Company's 1997 Stock Plan and have exercise prices equal to the fair market value on the grant date.
(2) Based on options to purchase an aggregate of 3,612,500 shares granted in fiscal 2001.
(3) Pursuant to the rules of the Securities and Exchange Commission, the dollar amounts set forth in these columns are the result of calculations based on the set rates of 5% and 10%, and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.
(4)  1/48th of the option vest monthly starting on May 2, 2001.
(5) 1/48th of the 1st option vests monthly starting on May 2, 2001, 1/48th of the 2nd option vests monthly starting on October 8, 2001 and 1/48th of the 3rd option vests monthly starting on December 14, 2001.
(6) 1/48th of the 1st option vests monthly starting on May 2, 2001 and 1/48th of the 2nd option vests monthly starting on December 14, 2001.
(7)  1/48th of the options vest monthly starting on January 22, 2001.
(8)  1/48th of the options vest monthly starting on March 23, 2001.

OPTION EXERCISES AND HOLDINGS

     The following table provides information with respect to option exercises in fiscal 2001, by the Named Executive Officers and the value of such officers' unexercised options at December 31, 2001:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SHARES
                                                            UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                  OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                                              FISCAL YEAR-END (#)          FISCAL YEAR-END ($) (1)
                                                              -------------------          -----------------------
                                 SHARES
                                ACQUIRED
                              ON EXERCISE       VALUE
NAME                              (#)        REALIZED ($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              ---        ------------  -----------   -------------   -----------   -------------
Christian A. Larsen                --            --           65,623        384,377         38,061        222,939

Joseph J. Kennedy                  --            --          819,394        565,625         16,000        164,500

Matthew Roberts                    --            --          233,446        350,209         36,679        129,121

Harold "Pete" Bonnikson            --            --          675,511         63,750             --             --

Stephen Herz                       --            --          129,583        250,417          4,901         21,236

----------
(1) Market value of unexercised options is based on the price of the last reported sale of the Company's Common Stock on the NASDAQ National Market of $1.84 per share on December 31, 2001 (the last trading day for fiscal
     2001), minus the exercise price.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 2, 2001, the Company  entered into a loan agreement with Christian
A. Larsen, the Company's Chairman of the Board and Chief Executive Officer, that provided the Company with the ability to draw funds up to an aggregate of $7.5 million upon demand. Upon the sale of a $5 million convertible note to The Charles Schwab Corporation, the loan commitment under the loan agreement, pursuant to its terms, was reduced to $2.5 million. The loan agreement expired on January 5, 2002 and no amounts are owing under any borrowings made pursuant to the loan agreement.

     On July 12, 2001, the Company sold a $5 million convertible note to The Charles Schwab Corporation which is convertible into shares of the Company's common stock at a conversion price of $1.06 per share and which matures on January 19, 2003. The convertible note is secured by a security interest in certain of the Company's assets. On March 14, 2002, the Company elected to redeem the convertible note prior to its maturity date. Under the terms of the convertible note, the Company is seeking to redeem the convertible note on April 15, 2002 by payment of $5,250,000 (105% of the unpaid principal as of the date of redemption). The Charles Schwab Corporation has the option before April 15, 2002 to convert all or a portion of the amount due under the convertible note into up to 4,716,981 shares of the Company's common stock, in lieu of repayment. In addition, on July 12, 2001, the Company issued to The Charles Schwab Corporation a warrant to purchase 1,389,000 shares of its common stock at an exercise price of $5.00 per share with an expiration date of July 25, 2003. The warrant was issued in consideration for the surrender of warrants expiring July 25, 2003, to purchase an aggregate of 6,600,000 shares of the Company's common stock at a price of $15.00 per share. The fair value of the warrant was determined to be equivalent to the fair value of the warrant surrendered. The Company is in the process of registering for resale under the applicable securities laws the shares issuable upon conversion of the convertible note and the warrant. Daniel O. Leemon, a director of the Company, is Executive Vice President and Chief Strategy Officer for The Charles Schwab Corporation.

     Some of the Company's directors and executive officers and members of their immediate family have received loans from the Company in the ordinary course of the Company's business. In addition, the Company expects to make loans to these persons in the future. In management's opinion, all these loans and commitments to lend were made in the ordinary course of business, were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectability or present other unfavorable features. All of the loans have been sold to institutional purchasers in the secondary market for their face value. At the end of the fiscal year ended December 31, 2001, no loans from any such persons were held by the Company.

     There  currently  exists  the  following  family   relationship  among  the
directors and officers of the Company: Steven M. Majerus, an executive officer, is the brother of Robert Majerus, Loan Servicing Manager for the Company.

             COMPENSATION COMMITTEE REPORT OF THE BOARD OF DIRECTORS

     This report is provided by the Compensation Committee of the Board of Directors (the "Committee") to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of the Company's Chief Executive Officer and other executive officers. The Committee, made up of non-employee directors, is responsible for establishing and administering the Company's executive compensation program.

     The Committee is responsible for reviewing the compensation and benefits for the Company's executive officers, as well as supervising and making recommendations to the Board on compensation matters generally. The Committee also administers the Company's stock option and purchase plans and makes grants to executive officers under the Company's 1997 Stock Plan.

COMPENSATION POLICIES

     The Board's compensation philosophy is to provide cash and equity incentives to the Company's executive officers and other employees to attract highly qualified personnel in order to maintain the Company's competitive position. The Board's compensation program goals are to: attract, retain and motivate qualified executive officers and employees who contribute to the Company's long-term success; align the compensation of executive officers with the Company's business objectives and performance; and align incentives for executive officers with the interests of stockholders in maximizing value.

COMPENSATION COMPONENTS

     The compensation for executive officers generally consists of salary and stock option awards.

     BASE SALARY. The salaries of each of the executive officers of the Company are generally based on salary levels of similarly sized companies. The Committee reviews generally available surveys and other published compensation data. The compensation of the executive officers, including the Chief Executive Officer, are generally reviewed annually by the Committee and/or the Board and adjusted on the basis of performance, the Company's results for the previous year and competitive conditions.

     BONUSES. Certain executive officers are eligible for a quarterly bonus plan based on performance metrics and other operational goals.

EQUITY-BASED COMPENSATION

     1999 EMPLOYEE STOCK PURCHASE PLAN. The Company's 1999 Employee Stock Purchase Plan ("1999 Purchase Plan") was adopted by the Board of Directors in March 1999 and approved by the stockholders in April 1999. A total of 2,568,984 shares of common stock have been reserved for issuance under the 1999 Purchase Plan, plus annual increases at the Board's discretion on the first day of the Company's fiscal year beginning in or after 2000 equal to the lesser of 1,500,000 shares, 2% of the then outstanding shares, or a lesser amount determined by the Board. No increase was made to the number of shares reserved under the 1999 Purchase Plan in 2002. In fiscal year 2001, 288,811 shares were issued pursuant to the 1999 Purchase Plan, leaving 2,096,788 shares available to be issued as of December 31, 2001.

     Employees are eligible to participate if they are customarily employed by the Company or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, to the extent any employee
(a) immediately after a grant would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company, or (b) would have rights to purchase stock under all employee stock purchase plans of the Company which exceed $25,000 worth of stock for each calendar year in which the options are outstanding, the employee may be not be granted an option to purchase stock under the 1999 Purchase Plan. The 1999 Purchase Plan permits participants to purchase common stock through payroll deductions of up to 15% of the participant's "compensation". Compensation is defined as the participant's base straight time gross earnings, commissions, cash incentive payments and bonuses, but exclusive of payments for overtime, profit sharing payments, shift premium payments, non-cash compensation and other compensation. The maximum number of shares a participant may purchase during a single purchase period is 3,750 shares.

     1997 STOCK PLAN. The Company's 1997 Stock Plan ("1997 Plan") provides for the granting to employees of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting to employees, directors and consultants of nonstatutory stock options and stock purchase rights ("SPRs"). The 1997 Plan was approved by the Board of Directors in August 1997 and by the stockholders in November 1997. Since its inception, a total of 16,398,375 shares of Common Stock have been reserved for grant pursuant to the 1997 Plan, which provides for annual increases equal to the lesser of 4,500,000 shares, 4% of the then outstanding shares, or a lesser amount determined by the Board. This amount includes 2,160,406 additional shares that were automatically approved for issuance under the Plan in January 2002. As of December 31, 2001, there were 1,657,334 shares available for grant.

     The Company periodically grants to its executive officers and general employees stock options under the 1997 Plan in order to provide additional incentive for such persons. The Board believes that such incentive promotes the long-term interests of the Company's stockholders. Options generally vest over a four-year period to encourage option holders to continue employment with the Company. The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1997 Plan is determined by the Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercise price must at least be equal to the fair market value of the common stock on the date of grant.

     In granting options, the Committee takes into account each individual's level of responsibility within the Company and such individuals expected future contribution, as well as the number of shares and outstanding options already held by the individual. Employees may also be entitled to receive additional option grants where the employee's job has significantly changed through growth or promotion.

401(K) SAVINGS PLAN

     The Company has a savings plan that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Under the 401(k) Plan, participating employees may defer a percentage (not to exceed 20%) of their eligible pretax earnings up to the Internal Revenue Service's annual contribution limit. All employees of the Company age 21 years or older are eligible to participate in the 401(k) Plan.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The process of determining the compensation for the Company's Chief Executive Officer and the factors taken into consideration in such determination are generally the same as the process and factors used in determining the compensation of all of the executive officers of the Company. As of December 31, 2001, Mr. Larsen's salary was $200,000. The Committee believes that Mr. Larsen's base salary and incentive compensation is within the range of compensation for Chief Executive Officers of other companies engaged in the online mortgage lending industry and is consistent with the foregoing philosophy and objectives and reflect the scope and level of his responsibilities.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to any such individual does not exceed $1,000,000, unless compensation is performance-based and meets certain specified conditions (including stockholder approval). Based on the Company's current compensation plans and policies and the transition rules of Section 162(m), the Company and the Board do not anticipate, for the near future, that the Company will lose any significant tax deduction for executive compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the fiscal year ended December 31, 2001, the Compensation Committee consisted of Messrs. Ehrenpreis and Kagle, neither of whom is an employee of the Company. Mr. Ehrenpreis retired as a member of the Compensation Committee on October 15, 2001. Mr. Leemon was elected as a member of the Compensation Committee on October 19, 2001. Mr. Leemon is not an employee of the Company. The Company is not aware of any interlocks or insider participation required to be disclosed under applicable rules of the Securities and Exchange Commission.

MEMBERS OF THE COMPENSATION COMMITTEE
     Robert Kagle
     Daniel O. Leemon

                                PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for E-LOAN, Inc., the NASDAQ Stock Market Index (US) and the J.P. Morgan H & Q Internet 100 Index, which is a modified-capitalization weighted index of companies in the Internet industry, including Internet content and access providers, Internet software and services companies and e-commerce companies. The Company's shares are traded on the NASDAQ National Market System under the symbol "EELN". The graph assumes that $100 was invested in the Company's Common Stock, the NASDAQ Stock Market Index
(US) and the J.P. Morgan H & Q Internet 100 Index from the date of the Company's initial public offering, June 28, 1999, through December 31, 2001, the last trading day of the Company's 2001 fiscal year. Because the Company effected its initial public offering on June 28, 1999, the information in the graph is provided in quarterly intervals. The total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point. Historic stock price performance is not necessarily indicative of future stock price performance.

                COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN*
            AMONG E-LOAN, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE JP MORGAN H & Q INTERNET 100 INDEX

             [Data below represents line chart in the printed piece]

                                                                CUMULATIVE TOTAL RETURN
------------------------------------------------------------------------------------------------------------------------------
                         6/29/99  6/30/99  9/30/99  12/31/99  3/31/00  6/30/00  9/30/00  12/31/00  3/31/01   6/30/01  12/31/01
E-Loan, Inc.              100.00   275.45   154.02   116.07    50.00    33.93    29.91     3.57     13.39      7.50    13.14


Nasdaq Stock Market       100.00   101.71   104.24   154.08   172.98   150.40   138.40    92.68     69.18     81.54    73.54
(U.S.)

JP Morgan H & Q           100.00   104.84   107.77   208.62   217.90   161.65   155.51    80.27     49.63     62.51    51.65
Internet 100

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, or on written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that the following reports of Forms 3 and 4 were not timely filed: Mr. Bonnikson filed late one Form 4; Mr. Ehrenpreis on behalf of Technology Partners filed late two Form 4s; Mr. Handman filed late one Form 3; Mr. Purcell filed late one Form 3 and one Form 4; and Mr. Randlett filed late one Form 4.

AVAILABILITY OF 10-K REPORT

THE COMPANY WILL FILE ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 WITH THE SECURITIES EXCHANGE COMMISSION ON OR BEFORE APRIL 1, 2002. A COPY OF THE REPORT, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES, AND A LIST DESCRIBING ANY EXHIBITS NOT CONTAINED THEREIN, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER. THE EXHIBITS ARE AVAILABLE UPON PAYMENT OF CHARGES WHICH APPROXIMATE THE COMPANY'S COST OF REPRODUCTION OF THE EXHIBITS. REQUESTS FOR COPIES OF THE REPORT SHOULD BE SENT TO THE OFFICE OF THE CORPORATE SECRETARY AT THE MAILING ADDRESS OF THE COMPANY LISTED ON PAGE ONE OF THIS PROXY STATEMENT.

OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                       For the Board of Directors

                                       Matthew Roberts
                                       SECRETARY

Dated: April 12, 2002

                                  E-LOAN, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                 FOR ANNUAL MEETING OF SHAREHOLDERS MAY 14, 2002

Christian A. Larsen and Joseph J. Kennedy, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned with all powers which the undersigned would possess if personally present, to vote the securities of the undersigned at the annual meeting of shareholders of E-LOAN, INC. to be held on May 14, 2002, at 10:00 a.m., local time, at the Marriott Hotel, located at 2600 Bishop Drive, San Ramon, California 94583, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting. THE BOARD OF DIRECTORS RECOMMENDS AN AFFIRMATIVE VOTE FOR PROPOSALS ONE AND TWO:

1. To elect two (2) Class III directors to hold office for a term ending in 2005 and until their successors are elected.

     [ ]  FOR all nominees listed below (except as marked below)

     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

               Christian A. Larsen

               Daniel O. Leemon

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE THAT NOMINEE'S NAME FROM THE LIST ABOVE:

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

     [  ] FOR                  [  ] AGAINST                  [  ] ABSTAIN

The undersigned hereby acknowledges receipt of (a) Notice of Annual Meeting of Shareholders to be held May 14, 2002, (b) the accompanying Proxy Statement, and
(c) the annual report of the Company for the year ended December 31, 2001. If no specification is made, this proxy will be voted FOR proposals one and two.

Date:                      , 2002
      ---------------------

Please sign exactly as signature appears on this proxy card. Executors, administrators, traders, guardians, attorneys-in-fact, etc. should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.


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